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                 SECURITIES  AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549
                   _____________________________


                              Form S-8


       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                    _____________________________

                             ONEIDA LTD.
         (Exact name of issuer as specified in its charter)

            NEW YORK                          15-0405700
    (State of Incorporation)        (I.R.S. Employer Identification No)

                       163-181 Kenwood Avenue
                       Oneida, New York 13421
               (Address of Principal Executive Office)

                   ONEIDA LTD. 401(k) SAVINGS PLAN
                        (Full title of plan)

                       Catherine H. Suttmeier
                             ONEIDA LTD.
                       163-181 Kenwood Avenue
                       Oneida, New York 13421
                           (315) 361-3636
         (Name, address and telephone of agent for service)

Approximate date of commencement of proposed sales pursuant to the Plan: From time to time after the effective date of this registration statement.

                   CALCULATION OF REGISTRATION FEE
================================================================================

                                                Proposed
                                    Proposed    Maximum
                         Amount      Maximum   Aggregate
                         to be      Offering    Offering      Amount of
Title of Securities    Registered   Price Per   Price(2)    Registration
 being Registered         (1)       Share(2)                    Fee

Common Stock $1.00      100,000     $24.09375   $2,409,375     $669.81
  par value

================================================================================
(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Oneida Ltd. 401(k) Savings Plan. Plus such indeterminate number of additional shares as may be required to be issued in the event of an adjustment as a result of the increase in the number of issued shares of Common Stock resulting from a subdivision of such shares, the payment of a stock dividend or certain other capital adjustments.

(2) Estimated on the basis of the average of the high and low prices of Oneida Ltd. Common Stock on the New York Stock Exchange Composite Tape on September 3, 1999 solely for the purpose of calculating the Registration Fee pursuant to Rule 457(c) and (h).

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                                       PART I

Item 1.  Plan Information

Item 2.  Registrant Information Employee Plan Annual Information

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.

                                       PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents By Reference.

         The following documents, filed with the Securities and Exchange Commission (the "Commission") by Oneida Ltd. (the "Registrant"), are hereby incorporated by reference in this Registration Statement and shall be deemed a part hereof:

              (i) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 30, 1999;

              (ii) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended May 1, 1999;

              (iii) The description of the Registrant's Common Stock contained in the Registrant's report on Form 8-K filed with the Commission on October 28, 1998.

         In addition, all documents subsequently filed by the Registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any Statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Catherine H. Suttmeier, who has provided an opinion concerning the legality of the securities to be offered under the Plan, is Corporate Vice President, General Counsel, and Secretary of the Company. As of August 31, 1999 Ms. Suttmeier owned beneficially less than 0.1 percent of the Company's common stock. Ms. Suttmeier is a participant in the Plan and may direct some of her investments under the Plan into the Oneida Ltd. Unitized Company Stock Fund.

Item 6.  Indemnification of Officers and Directors.

         Sections 721 through 726 of the New York Business Corporation Law provide for indemnification of directors and officers. If a director or officer is successful on the merits or otherwise in a legal proceeding, he must be indemnified to the extent he was successful. Further, indemnification is permitted in both third-party and derivative suits if he acted in good faith and for a purpose he reasonably believed was in the best interest of the Registrant and if, in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

         Indemnification under this provision applies to judgments, fines amounts paid in settlement and reasonable expenses, in the case of third party actions, and amounts paid in settlement and reasonable expenses, in the case of derivative actions. In a derivative action, however, a director or officer may not be indemnified for amounts paid to settle such a suit or for any claim, issue or matter as to which such person shall have been adjudged liable to the Registrant absent a court determination that the person is fairly and reasonably entitled to indemnity.

         Notwithstanding the failure of the Registrant to provide indemnification and despite any contrary resolution of the board or shareholders, indemnification shall be awarded by the proper court pursuant to
Section 724 of the New York Business Corporation Law.

         Under New York law, expenses may be advanced upon receipt of an undertaking by or on behalf of the director or officer to repay the amount in the event the recipient is ultimately found not to be entitled to indemnification. The advance is conditioned only upon receipt of the undertaking and not upon a finding that the officer or director has met the applicable indemnity standards.

         The Registrant's bylaws require it to indemnify each of its past, present and future directors, officers and employees to the fullest extent permitted by law for any and all costs and expenses resulting from or relating to any suit or claim arising out of service to the Registrant or to other organizations at the Registrant's request.

         Section 402 of the New York Business Corporation Law permits the Registrant to include in its certificate of incorporation provisions eliminating the personal liability of directors to the Registrant or its shareholders for any breach of duty in such capacity unless a judgment or final adjudication adverse to the director that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained a financial profit or other advantage to which he was not legally entitled or his acts violated Section 719 of the New York Business Corporation law.

         The Restated Certificate of Incorporation of the Registrant contains a provision eliminating the personal liability of its directors to the Registrant and its shareholders except to the extent such liability may not be eliminated by law. The registrant carries directors' and officers' insurance which covers its directors and officers against certain liabilities they may incur when acting in their capacity as directors of officers of the Registrant.


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.   Exhibits.

          The following exhibits are filed as part of this Registration
Statement:

4        Amendment to Oneida Ltd. 401(k) Savings Plan to include the Oneida Ltd.
         Unitized Company Stock Fund.

5 Opinion of Catherine H. Suttmeier as to the legality of the shares registered hereunder.

23.1     Consent of PricewaterhouseCoopers LLP

23.2      Consent of Catherine H. Suttmeier (included in Exhibit 5)

24       Powers of Attorney (included on signature page)


Item 9.  Undertakings.

         (a)  The undersigned registrant hereby undertakes:

                   (1) To submit the Oneida Ltd. 401(k) Savings Plan, as amended to include the Oneida Ltd. Unitized Company Stock Fund to the Internal Revenue Service (the "IRS") in a timely manner and has or will make all changes required by the IRS in order to qualify the plan under Internal Revenue Code
Section 401.
                   (2) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a) (3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                   provided, however, that paragraphs (a)(2)(i) and (a)(2)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                   (3) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                   (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the following provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                       SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oneida, and the State of New York, on this 25th day of August, 1999.

                                       ONEIDA  LTD.

                                       By:  /s/ WILLIAM D. MATTHEWS
                                            William D. Matthews
                                            Chairman of the Board


                                       POWER OF ATTORNEY

    Each of the undersigned whose signature appear below hereby constitutes and appoints Peter J. Kallet and Edward W. Thoma, and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any and all related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the 25th day of August.

    Signature                          Title                    Date

(i)   Principal Executive Officer

/s/   PETER J. KALLET                  President and Chief      August 25, 1999
      Peter J. Kallet                  Executive Officer

(ii)  Principal Financial Officer

/s/   EDWARD W. THOMA                  Senior Vice President-   August 25, 1999
      Edward W. Thoma                  Finance

(iii) Principal Accounting Officer

/s/   THOMAS A. FETZNER                Vice President and       August 25, 1999
      Thomas A. Fetzner                Corporate Controller

(iv)  A Majority of the Board of Directors

/s/   R. QUINTUS ANDERSON              Director                 August 25, 1999
      R. Quintus Anderson

/s/   GEORGIA S. DERRICO               Director                 August 25, 1999
      Georgia S. Derrico

/s/   J. PETER FOBARE                  Director                 August 25, 1999
      J. Peter Fobare

/s/   GREGORY M. HARDEN                Director                 August 25, 1999
      Gregory M. Harden

/s/   PETER J. KALLET                  Director                 August 25, 1999
      Peter J. Kallet

/s/   WILLIAM D. MATTHEWS              Director                 August 25, 1999
      William D. Matthews

/s/   WHITNEY D. PIDOT                 Director                 August 25, 1999
      Whitney D. Pidot

/s/   CATHERINE H. SUTTMEIER           Director                 August 25, 1999
      Catherine H. Suttmeier

/s/   WILLIAM M. TUCK                  Director                 August 25, 1999
      William M. Tuck

    Pursuant to the requirements of the Securities Act, the Oneida Ltd. 401(k) Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oneida, New York on the 25th day of August, 1999.


                                       Oneida Ltd. 401(k) Savings Plan
                                       By:  Plan Administrator
                                            /s/ SHELLEY J. HYDE
                                                Shelley J. Hyde
                                       Oneida Ltd. Employee Benefits Committee

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                                INDEX TO EXHIBITS

Exhibit       Description


4 Amendment to Oneida Ltd. 401(k) Savings Plan to include the Oneida Ltd. Unitized Company Stock Fund.

5 Opinion of Catherine H. Suttmeier as to the legality of the shares registered hereunder.

23.1          Consent of PricewaterhouseCoopers LLP

23.2          Consent of Catherine H. Suttmeier (included in Exhibit 5)

24            Powers of Attorney (included on signature page)